                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant
[ ] Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                          MOTOR CARGO INDUSTRIES, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        5) Total fee paid:

        ------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        ------------------------------------------------------------------------

        2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        3)  Filing Party:

        ------------------------------------------------------------------------

        4)  Date Filed:

        ------------------------------------------------------------------------

                          MOTOR CARGO INDUSTRIES, INC.

                             845 WEST CENTER STREET
                           NORTH SALT LAKE, UTAH 84054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2000

                                 April 29, 2000


To the Shareholders of Motor Cargo Industries, Inc.:

               You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Motor Cargo Industries, Inc., a Utah Corporation (the "Company"), to be held on Wednesday, June 14, 2000, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah for the following purposes:

               1. To elect five directors.

               2. To ratify the selection of Grant Thornton LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ending December 31, 2000.

               3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

               Only holders of record of the Company's common stock, no par value, at the close of business on April 21, 2000 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.


                                  By order of the Board of Directors.

                                  MARVIN L. FRIEDLAND
                                  Vice President, General Counsel
                                  and Secretary

                           MOTOR CARGO INDUSTRIES INC.
                             845 WEST CENTER STREET
                           NORTH SALT LAKE, UTAH 84054

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 14, 2000

                                  INTRODUCTION

               This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Motor Cargo Industries, Inc., a Utah corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on June 14, 2000 and at any adjournments thereof.

               At the Meeting, Shareholders will be asked:

               (1) To elect five directors.

               (2) To ratify the selection of Grant Thornton LLP as independent auditors to audit the Consolidated Financial Statements of the Company for the year ending December 31, 2000.

               (3) To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

               The Board of Directors has fixed the close of business on April 21, 2000 as the record date for the determination of the holders of common stock, no par value ("Common Stock") entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on April 21, 2000, there were 6,800,840 shares of Common Stock entitled to vote.

               This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about April 29, 2000.

                                   THE MEETING

DATE, TIME AND PLACE

               The Meeting will be held on June 14, 2000, at 10:00 a.m., local time, at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah.

MATTERS TO BE CONSIDERED

               At the Meeting, Shareholders will be asked to consider and vote to (i) elect five directors, and (ii) ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

               Shareholders as of the Record Date (i.e., the close of business on April 21, 2000) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 6,800,840 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

REQUIRED VOTES

               Election of Directors. Under Utah law, the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

               Ratification of Selection of Independent Auditors. The ratification of the selection of Grant Thornton LLP as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of a majority of the shares of Common Stock voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the interests of the Company and its Shareholders.

               Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the ratification of the selection of independent auditors, but will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority will be calculated.

               Principal Shareholder. The Company has been advised by its principal shareholder, Harold R. Tate, that he intends to vote the 3,880,000 shares of Common Stock that he owns, representing approximately 57% of the Company's outstanding shares of Common Stock, FOR the election of the five persons nominated by the Board of Directors to serve as directors, and FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditors to audit the accounts of the Company and its subsidiaries for 2000.

VOTING AND REVOCATION OF PROXIES

               Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein, and FOR ratification of the selection of independent auditors.

               Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

               The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

               The Company has been advised that representatives of Grant Thornton LLP, the Company's independent auditors for 1999, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS

               At the Meeting, five directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the five nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED BELOW.

               The names and certain information concerning the experience and background of the nominees for election as directors are set forth below.


NAME                                   AGE             POSITION WITH THE COMPANY
----                                   ---             -------------------------
Harold R. Tate                         73        Chairman of the Board, Director
Marshall L. Tate                       37        President and Chief Executive Officer, Director
Marvin L. Friedland                    58        Vice President, General Counsel and
                                                 Secretary, Director
Robert Anderson                        79        Director
James Clayburn LaForce, Jr.            71        Director


               Harold R. Tate has over 50 years experience in the trucking industry and has served as Chairman of the Board of the Company and its predecessors since 1947. Mr. Tate served as Chief Executive Officer of the Company and its predecessors from 1947 to March 1997. Mr. Tate also serves as a member of the Board of Trustees of the Buffalo Bill Historical Center. Harold R. Tate is the father of Marshall L. Tate.

               Marshall L. Tate has over 15 years experience in the trucking industry. Mr. Tate has been employed by the Company since 1984, has served as its President and Chief Executive Officer since March 1997, and was appointed to the Board of Directors of the Company in 1996. Prior to becoming the Company's President and Chief Executive Officer, Mr. Tate served in various divisional positions as well as Vice President of Sales and Marketing and Executive Vice President of Corporate Development for Motor Cargo, the Company's principal operating subsidiary. In 1995, Mr. Tate directed the start-up of the Company's logistics warehousing and distribution management services subsidiary, MC Distribution Services. Marshall L. Tate is the son of Harold R. Tate.

               Marvin L. Friedland has served as Vice President and General Counsel of the Company and its predecessors since 1982. Prior to joining the Company, Mr. Friedland was an attorney in private practice. Mr. Friedland was appointed to the Board of Directors in 1996. Mr. Friedland is a Certified Public Accountant and a member of the California Bar and the Utah Bar.

               Robert Anderson has served as a director of the Company since December 1, 1997. Mr. Anderson was formerly Chairman and Chief Executive Officer of Rockwell

International Corporation. He has served as Chairman Emeritus of Rockwell International Corporation since 1990. Mr. Anderson is also a director of Gulfstream Aerospace Corporation and Aftermarket Technology Corp.

               James Clayburn LaForce, Jr. has served as a director of the Company since December 1, 1997. Mr. LaForce is Dean Emeritus of the John B. Anderson School of Management, University of California, Los Angeles. He is also a director of Rockwell International Corporation, Jacobs Engineering Group, Inc., The Black Rock Funds, Imperial Credit Industries, Inc., Provident Investment Council Mutual Funds and The Timken Company.

                             INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

               The current committees of the Company's Board of Directors include an Audit Committee, a Compensation Committee and a Performance-Based Compensation Committee.

               The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review internal audit procedures and controls. The Audit Committee consists of Robert Anderson and James Clayburn LaForce, Jr. Two meetings of the Audit Committee were held in 1999.

               The functions of the Compensation Committee are to review and adjust the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee consists of Marshall L. Tate, Robert Anderson and James Clayburn LaForce, Jr. One meeting of the Compensation Committee was held in 1999.

               The sole function of the Performance-Based Compensation Committee is to qualify certain stock options and rights granted under the Company's 1997 Stock Option Plan as "performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code. The Performance-Based Compensation Committee consists of Robert Anderson and James Clayburn LaForce, Jr. One meeting of the Performance Based Compensation Committee was held in 1999.

               The Board of Directors held a total of five regular meetings in 1999. During 1999, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK

               Set forth below is certain information as of March 24, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of Common Stock (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) executive officers named in the Summary Compensation Table on page 7 (the "Named Executive Officers") and (iv) all directors and executive officers as a group.


NAME AND ADDRESS OF                                      RIGHT TO ACQUIRE
BENEFICIAL OWNER1                 AMOUNT AND NATURE OF   WITHIN 60 DAYS OF
CERTAIN BENEFICIAL OWNERS:        BENEFICIAL OWNERSHIP2    APRIL 29, 2000      PERCENT OF CLASS
--------------------------        ---------------------  -----------------     ----------------
Averitt, Inc.3                            362,300                                   5.3%

Robert Fleming, Inc.4                     381,555                                   5.6%

Directors:

Harold R. Tate                          3,880,000                                    57%

Marshall L. Tate                          186,153             16,250                2.7%

Marvin L. Friedland                       186,153              8,125                2.7%

Robert Anderson                                --              4,375                 --

James Clayburn LaForce, Jr.                 2,000              4,375                  *

Nondirector Named
Executive Officers:

Louis V. Holdener                          16,240             10,000                  *

William J. Mahan                            2,000             12,500                  *

All directors and executive
officers as a group (11 persons)        4,274,061             74,375               62.8%


---------------------

*       Less than 1%

1 Unless otherwise indicated in these footnotes, the mailing address of each beneficial owner listed is 845 West Center Street, North Salt Lake, Utah 84054.

2 Except as otherwise noted, each of the beneficial owners listed in the above table has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of Common Stock.

3 The mailing address for Averitt, Inc. is Corporate Service Center, Perimeter Place One 518 Old Kentucky Road, Cookeville, Tennessee 38501.

4 The mailing address for Robert Fleming, Inc. is 320 Park Avenue - 11th Floor, New York, New York 10022.

                             EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to the compensation paid by the Company to the Chairman of the Board, the President and Chief Executive Officer and each of the other three most highly compensated current executive officers of the Company, for services in all capacities to the Company and its subsidiaries during the years ended 1999, 1998 and 1997.


                           SUMMARY COMPENSATION TABLE


                                                              ANNUAL COMPENSATION(1)
                                                    ------------------------------------
                                                                                  OTHER
                                                                                 ANNUAL
  NAME AND PRINCIPAL                                                             COMPEN-
       POSITION                                      SALARY        BONUS        SATION(2)
                                        YEAR           ($)           ($)           ($)
--------------------------------      --------      --------      --------      --------
Harold R. Tate                            1999       250,000             -             -
 Chairman of the Board(5)                 1998       250,000             -             -
                                          1997       150,625             -             -

Marshall  L. Tate                         1999       175,000        23,625             -
 President and Chief Executive            1998       175,000        21,000             -
 Officer(5)                               1997       137,583        29,155             -


Marvin L. Friedland                       1999       130,000        16,800             -
 Vice President and General Counsel       1998       130,000        16,000             -
                                          1997       134,729        23,734             -

Louis V. Holdener                         1999       135,000        23,625             -
 President of Motor Cargo                 1998       135,000        21,000
                                          1997       127,917        29,456             -


William J. Mahan                          1999       140,175        23,625             -
 Executive Vice President                 1998             -             -             -
 and Chief Operating Officer              1997             -             -             -


                                                                        LONG TERM COMPENSATION
                                                                ---------------------------------------
                                                                          AWARDS               PAYOUTS
                                                                -------------------------      --------
                                                                 SECURITIES                      ALL
                                                 RESTRICTED      UNDERLYING                      OTHER
  NAME AND PRINCIPAL                               STOCK           OPTIONS/        LTIP         COMPEN-
       POSITION                                   AWARD(s)         SARS(3)       PAYOUTS       SATION(4)
                                    YEAR            ($)              (#)          ($)            ($)
--------------------------------   -------        --------         --------      --------      --------
Harold R. Tate                        1999             -                -             -             -
 Chairman of the Board(5)             1998             -                -             -             -
                                      1997             -                -             -             -

Marshall  L. Tate                     1999             -           65,000             -             -
 President and Chief Executive        1998             -                -             -             -
 Officer(5)                           1997             -           40,000             -             -


Marvin L. Friedland                   1999             -           32,500             -        19,375
 Vice President and General Counsel   1998             -                -             -        24,208
                                      1997             -           25,000             -        16,301

Louis V. Holdener                     1999             -           40,000             -        19,870
 President of Motor Cargo             1998             -                -             -        24,650
                                      1997      $240,000(6)        30,000             -        17,068


William J. Mahan                      1999             -           50,000             -             -
 Executive Vice President             1998             -                -             -             -
 and Chief Operating Officer          1997             -                -             -             -

---------------------

(1) Amounts in this table include payments made to certain Named Executive Officers by Ute Trucking and Leasing, L.L.C. during 1997. Amounts in this table do not include certain payments made by the Company in 1996 to PDLM Consulting Limited, a company in which Harold R. Tate owns a 50% equity interest.

(2) Perquisites and other personnel benefits, securities or property, in the aggregate, are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) The options that were granted in 1997 were granted on November 24, 1997 in connection with the Company's initial public offering. The options had an exercise price of $12.00 per share and vested in equal installments over a four year period. All such options were cancelled in connection with the issuance of new options in January 1999. The options granted in 1999, were granted on January 26, 1999 and reflect options that replaced the 1997 options as well as grants of new options. The 1999 options have an exercise price of $7.50 per share and vest in equal installments over a four year period beginning with the first anniversary of the date the options were granted and each year thereafter. See "1997 Stock Option Plan" below.

(4) Amounts in this column include matching contributions made by the Company under its 401(k) plan on behalf of Mr. Friedland and Mr. Holdener of $2,706 and $3,180 respectively, in 1999. Amounts in this column also include accrued benefits under salary continuation agreements between the Company and Mr. Friedland and Mr. Holdener of $16,669 and $16,690 respectively, in 1999.

(5) Harold R. Tate resigned from the office of Chief Executive Officer on March 19, 1997, retaining his position as Chairman of the Board. At that time, Marshall L. Tate was appointed Chief Executive Officer. Effective September 1, 1997, Harold R. Tate's annual salary was increased to $250,000 and Marshall L. Tate's annual salary was increased to $175,000.

(6) Pursuant to a Restricted Stock Agreement, dated October 2, 1997, the Board of Directors awarded Louis V. Holdener 20,000 shares of the Company's Common Stock. The Company holds the certificates for the shares until released in accordance with the Restricted Stock Agreement. The Restricted Stock Agreement provides for the release of the shares to Mr. Holdener in four installments, each consisting of 25% of the shares issued under the agreement, on January 1 of 1998, 1999, 2000 and 2001. The shares not released are subject to forfeiture in the event Mr. Holdener voluntarily ceases his continuous employment with the Company or the Company terminates his employment for cause. Termination of employment by the Company without cause, or termination due to disability or death after January 1, 1999 will result in the release of all shares not previously released. Notwithstanding the scheduled release of shares and the forfeiture provisions, the Board of Directors may, in its discretion, release any or all shares held by the Company at any time. Pending release or forfeiture of the restricted shares, Mr. Holdener may exercise all rights of a shareholder with respect to the restricted shares, except the right to pledge or convey ownership. At December 31, 1999, the dollar value of the unreleased shares was $46,250.

STOCK OPTIONS

               The following table provides information related to options to purchase the Company's common stock granted to the Named Executives Officers during 1999. The Company has never granted any stock appreciation rights. None of the Named Executive Officers exercised any options during the 1999 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


INDIVIDUAL GRANTS


                             NUMBER OF     PERCENT OF TOTAL
                             SECURITIES      OPTIONS/ SARS                                        POTENTIAL REALIZABLE VALUE AT
                             UNDERLYING       GRANTED TO        EXERCISE OF                        ASSUMED ANNUAL RATES OF STOCK
                              OPTIONS/       EMPLOYEES IN       BASE PRICE       EXPIRATION           PRICE APPRECIATION
NAME                       SARS GRANTED1      FISCAL YEAR        ($/SH) 2           DATE                FOR OPTION TERM3
----                       -------------   ----------------     -----------      ----------       ------------------------------
                                                                                                     5%                10%
                                                                                                     --               -----
Marshall L. Tate                65,000               16%         $   7.50          1/26/09         $306,586         $776,949

Marvin L. Friedland             32,500                8%         $   7.50          1/26/09         $153,293         $388,475

Louis V. Holdener               40,000               10%         $   7.50          1/26/09         $188,668         $478,123

William J. Mahan                50,000               13%         $   7.50          1/26/09         $235,835         $597,653


---------------------

1 The options awarded consist of both new options granted under the 1997 Stock Option Plan and replacement options for cancelled options previously awarded at an exercise price of $12.00 per share. The new and replacement options were nonqualified options granted on January 26, 1999.

2       Market Price on date of grant

3 Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rates shown (5% and 10%), compounded annually, from the grant date of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, upon future exercise of any of these options will depend upon the actual performance of the Company's Common Stock.

        The following table provides information as to the value of options held by such Executives at the end of 1999 measured in terms of the last reported sale price for the Company's Common Stock on December 31, 1999 ($4.625, as reported on the Nasdaq National Market System).


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                               SHARES                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE
                              ACQUIRED                          UNDERLYING UNEXERCISED         -MONEY OPTIONS/SARS AT FY-
                                ON                  VALUE       OPTIONS/SARS AT FY-END (#)              END ($)
NAME                        EXERCISE (#)           REALIZED     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                        ------------           --------     -------------------------      -------------------------
Marshall L. Tate                -                     -                0/65,000                         0/0
Marvin L. Friedland             -                     -                0/32,500                         0/0
Louis V. Holdener               -                     -                0/40,000                         0/0
William J. Mahan                -                     -                0/50,000                         0/0


REPORT ON REPRICING OF STOCK OPTIONS

        On January 26, 1999, the Board of Directors authorized the cancellation of all outstanding stock options granted to employees of the Company, including outstanding options held by the Named Executive Officers. The cancelled stock options were nonqualified stock options that had previously been granted under the 1997 Stock Option Plan in connection with the Company's initial public offering at an exercise price of $12.00 per share. The Board of Directors and the Performance Based Compensation Committee granted new nonqualified stock options issued to replace the cancelled options with an exercise price of $7.50 per share. The new options provide for a new vesting schedule that does not credit any vesting under the cancelled options. The new options vest over a four year period, with twenty-five percent of the options vesting on each of the first, second, third and fourth anniversaries of the grant date.

        The Board of Directors considered a number of factors in implementing repricing of the stock options. Equity incentives are an important component of the total compensation of each employee. The repricing was necessary to allow the Company to continue to attract and retain the services of individuals essential to the Company's long-term financial success. The Board of Directors determined that the Company's ability to attract and retain key employees would be significantly impaired unless value was restored in the form of regranted options for the Common Stock.

        The following table provides information related to the repriced options held by Executive Officers of the Company. The Company has never granted and thus never repriced, any stock appreciation rights. The repricing was the first and only repricing by the Company in the last ten fiscal years.

                          TEN YEAR OPTION/SAR REPRICING


                                                                                                                        LENGTH OF
                                                                                                                        ORIGINAL
                                           NUMBER OF                                                                  OPTION TERM
                                          SECURITIES                                                                  REMAINING AT
                                          UNDERLYING       MARKET PRICE OF        EXERCISE PRICE                        DATE OF
                                         OPTIONS/ SARS      STOCK AT TIME          AT TIME OF              NEW         REPRICING OR
                                          REPRICED OR      OF REPRICING OR        REPRICING OR           EXERCISE       AMENDMENT
NAME AND POSITION             DATE        AMENDED (#)         AMENDMENT ($)        AMENDMENT ($)         PRICE ($)       (YEARS)1
-----------------             ----        -----------         -------------        -------------         ---------       --------
Marshall Tate                1/26/99        40,000              $  7.50              $ 12.00              $  7.50            8
President,
Chief Executive Officer

Louis V. Holdener
Vice President               1/26/99        30,000              $  7.50              $ 12.00              $  7.50            8

Marvin Friedland
Vice President               1/26/99        25,000              $  7.50              $ 12.00              $  7.50            8

Lynn Wheeler
Vice President,              1/26/99        20,000              $  7.50              $ 12.00              $  7.50            8
Chief Financial Officer

Scott Price
Vice President               1/26/99        15,000              $  7.50              $ 12.00              $  7.50            8

Steve Wynn
Vice President               1/26/99        15,000              $  7.50              $ 12.00              $  7.50            8

Kevin Avery
Vice President               1/26/99        15,000              $  7.50              $ 12.00              $  7.50            8

James Matt
Vice President               1/26/99        10,000              $  7.50              $ 12.00              $  7.50            8


------------------

1 The repriced stock options have a new term of ten years beginning January 26, 1999, the date the repriced options were granted.

               Harold R. Tate       James Clayburn LaForce, Jr.
               Marshall L. Tate     Robert Anderson
               Marvin Friedland

1997 STOCK OPTION PLAN

               On October 1, 1997, the Company's Board of Directors adopted the Motor Cargo Industries, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). The purpose of the 1997 Stock Option Plan is to provide certain of the Company's key employees who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company and thereby create in such key employees an increased interest in and a greater concern for the welfare of the Company. The 1997 Stock Option Plan contains provisions for granting various stock-based awards, including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), nonqualified stock options and stock appreciation rights. The term of the 1997 Stock Option Plan is ten years, subject to earlier termination or amendment.

               The Compensation Committee of the Board of Directors administers the 1997 Stock Option Plan. Under the terms of the 1997 Stock Option Plan, the committee of the Board of Directors administering the plan is required to be composed of two or more directors. The Compensation Committee has the authority to interpret the 1997 Stock Option Plan and to determine and designate the persons to whom options or awards shall be made and the terms, conditions and restrictions applicable to each option or award (including, but not limited to, the price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board of Directors may amend the 1997 Stock Option Plan but may not, without the prior approval of the shareholders of the Company, amend the plan to increase the total number of shares reserved for options and rights under the plan, reduce the exercise price of any option granted under the plan that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, modify the provisions of the plan relating to eligibility, or materially increase the benefits accruing to participants under the plan.

               On January 26, 1999, the Board of Directors amended the 1997 Stock Option Plan to permit administration by a committee consisting of "outside directors" for the purpose of qualifying certain stock options and rights granted under the 1997 Stock Option Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code. The Board of Directors has established the Performance-Based Compensation Committee, consisting of Robert Anderson and James Clayburn LaForce, Jr., for this purpose. The Compensation Committee continues to administer all other aspects of the 1997 Stock Option Plan.

        The Company has reserved 500,000 shares of Common Stock for issuance pursuant to the 1997 Stock Option Plan. On November 24, 1997, non-qualified options to purchase 229,500 shares of Common Stock at $12.00 per share were granted to employees of the Company, including options covering an aggregate of 115,000 shares to certain Named Executive Officers. On January 28, 1998, additional non-qualified options to purchase an aggregate of 48,500 shares of Common Stock at $12.50 per share were granted to employees of the Company.

        On January 26, 1999, the Board of Directors authorized the cancellation of all outstanding options under the 1997 Stock Option Plan in connection with the issuance of new options. Accordingly, new options with an exercise price equal to the fair market value of the Company's Common Stock on January 26, 1999, were granted as replacement options.

Following the issuance of the new options, as of March 31, 1999, options to purchase a total of 394,500 shares of Common Stock were outstanding under the 1997 Stock Option Plan, including options to purchase an aggregate of 165,000 shares held by certain Named Executive Officers. All such outstanding options vest over a four year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

401(k) PROFIT SHARING PLAN

               The Company maintains a defined contribution plan (the "401(k) Plan"), which is intended to satisfy the tax qualification requirements of the Internal Revenue Code of 1986, as amended (the "Code"). All Company personnel who work 1,000 or more hours per year are eligible to participate in the 401(k) Plan after one year of service with the Company. The 401(k) Plan permits participants to contribute between 1% and 15% of their annual compensation from the Company, subject to the limit imposed by the Code. The Company is obligated to match at least 25% of employee contributions, up to 6% of a participant's annual compensation. All amounts contributed by a participant fully vest immediately. A participant becomes vested over time and is fully vested in any Company matching contributions after seven years of service. The 401(k) Plan also permits discretionary contributions by the Company. Expenses for Company contributions amounted to $525,000, $447,000, and $421,000 in 1997, 1998 and
1999, respectively.

PENSION PLAN

               The Company has a defined benefit pension plan (the "Pension Plan") covering substantially all of its employees. Benefits under the Pension Plan are based upon years of service and hours of service in each year of service. A participant is fully vested after five years of employment. Once vested, employees are entitled to receive an annual benefit for each year of service in which such employee worked at least 1,000 hours. The amount of benefit for each year of service ranges from $144 for 1,000 hours of service to $240 for 1,800 hours or more of service. Harold R. Tate receives an annual benefit of $17,256 under the Pension Plan. The estimated annual benefits payable upon retirement at normal retirement age for Marshall L. Tate, Marvin L. Friedland and Louis V. Holdener are $6,025, $5,832 and $7,320 respectively.

SALARY CONTINUATION AGREEMENTS

               The Company has salary continuation agreements with certain key management employees, including Marvin L. Friedland and Louis V. Holdener. Under the agreements, the Company is obligated to provide for each such employee or his beneficiaries, during a period of not more than ten years after the employee's death, disability or retirement, annual benefits ranging from $17,000 to $23,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               Prior to November 28, 1997, the Board of Directors did not have a compensation committee and the Board of Directors as a whole determined the compensation to be paid to the executive officers of the Company. On November 28, 1997, the Board of Directors established a compensation committee. The functions of the Compensation Committee are to review and adjust the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's executive compensation and benefit plans. The Compensation Committee consists of Marshall L. Tate, Robert Anderson and James Clayburn LaForce, Jr.

              The Compensation Committee considers a number of factors in establishing compensation for executive officers, including the Chief Executive Officer and the other Named Executive Officers. The goal of the Compensation Committee is to create compensation packages for officers and key employees which will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses and (iii) grants of equity-based compensation (e.g. stock options and restricted stock).

              Base Salary. Base salaries for all of the executive officers of the Company for 1997 and 1998 were established by the Board of Directors of the Company based upon each employee's job responsibilities. No changes in base salary levels were made during 1999.

              Bonuses. The Board of Directors awarded cash bonuses to executive officers during 1997 and 1998 based upon the financial performance of the Company. The Compensation Committee awarded bonuses for 1999. The Compensation Committee considered a number of factors in awarding bonuses, including the financial performance of the Company and the achievement by the Company of short-term and long-term financial and strategic goals.

              Stock Options and Restricted Stock. In addition to salary and bonus, the Company has adopted the 1997 Stock Option Plan. Under the 1997 Stock Option Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and/or shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility.

              Marshall L. Tate
              Robert Anderson
              James Clayburn LaForce, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The Compensation Committee consists of the Company's President and Chief

Executive Officer and two non-employee directors. Currently, the members of the Compensation Committee are Marshall L. Tate, Robert Anderson and James Clayburn LaForce, Jr. None of the executive officers of the Company serve as a director of another corporation in a case where an executive officer of such other corporation serves as a Director of the Company.

CORPORATE PERFORMANCE


               The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of $100 invested in the Common Stock of the Company with that of $100 invested in the U.S. Nasdaq Index and $100 invested in the Nasdaq Trucking Index for the period from November 24, 1997 to December 31, 1999. Index data was furnished by Standard & Poor's Compustat Services, Inc. Prior to the Company's initial public offering in November 1997, there was no established trading market for the Company's Common Stock. Accordingly, no performance comparison is presented for any period prior to November 25, 1997.

[Graphic Material Omitted: The Company's Shareholder Return Performance Graph is Described in Tabular Data Form Below]

                              Base period            Indexed Returns Years Ending
Company/Index                 25 Nov 97           Dec 97       Dec 98         Dec 99
-------------                 -----------         ------       ------         ------
Motor Cargo Industries,            100            100.00        66.67          38.54
Inc
Nasdaq US                          100             99.10       139.65         252.30
Nasdaq Trucking                    100            101.41        91.23          97.43

COMPENSATION OF DIRECTORS

               The Company pays each non-employee director $2,500 for each meeting of the Board of Directors and $500 for each telephonic meeting of the Board of Directors attended. The Company also reimburses such directors for their expenses incurred in connection with their activities as directors. On November 24, 1997, in connection with the Company's initial public offering, a non-qualified option to purchase 10,000 shares of Common Stock at the initial public offering price of $12.00 per share was granted to each of Robert Anderson and James Clayburn LaForce, Jr. These options vest over a four-year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

               On January 26, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Stock Option Plan"). The purpose of the plan is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company by providing them with a proprietary interest in the financial success of the Company. Pursuant to the 1999 Stock Option Plan, on January 26, 1999, the Board of Directors of the Company approved the cancellation of the existing stock options held by Messrs. Anderson and LaForce and granted new options to Mr. Anderson and Mr. LaForce. An option to purchase 17,500 shares of Common Stock at $7.50 per share was granted to each of Mr. Anderson and Mr. LaForce. These options vest over a four-year period, with 25% of these options vesting on each of the first, second, third and fourth anniversaries of the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations furnished to the Company, the Company believes that for the year ended December 31, 1999, all persons subject to the reporting requirements of Section 16(a) of the Exchange Act filed the required reports on a timely basis.

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

               The Board of Directors recommends that the Shareholders ratify the selection of Grant Thornton LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2000. Grant Thornton LLP are currently independent auditors for the Company.

                                  ANNUAL REPORT

               A copy of the Company's Annual Report on Form 10-K to Shareholders is being furnished to Shareholders concurrently herewith. Exhibits to the Annual Report on Form 10-K will be furnished to Shareholders upon payment of photocopying charges.

                            PROPOSALS BY SHAREHOLDERS

               Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Shareholders must be received by the Company at 845 West Center Street, North Salt Lake, Utah 84054, Attention Marvin L. Friedland, Secretary, no later than January 1, 2001.

                                   By Order of the Board of Directors

                                   Marvin L. Friedland
                                   Vice President, General Counsel and Secretary

April 29, 2000

                                      PROXY


                          MOTOR CARGO INDUSTRIES, INC.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


               The undersigned hereby appoints Marshall L. Tate and Marvin L. Friedland, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on April 21, 2000 at the Annual Meeting of Shareholders to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah on June 14, 2000 at 10:00 a.m. (local time), or any adjournment thereof.

1.   Proposal to elect five Directors:


     FOR all nominees listed below                 WITHHOLD authority to vote
     (except as indicated to the contrary below)   for  all nominees listed below

            [ ]                                                   [ ]


INSTRUCTION: To withhold authority to vote for any individual nominee, cross a line through the nominee's name in the list below.

Nominees: Harold R. Tate - Marshall L. Tate - Marvin L. Friedland - Robert Anderson - James Clayburn LaForce, Jr.

2.      Proposal to ratify the selection of Grant       FOR    AGAINST  ABSTAIN
        Thornton LLP as the independent auditors to
        audit the Consolidated Financial Statements of
        the Company and its subsidiaries for the year
        ending December 31, 2000.                       [ ]      [ ]       [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signed:                     Signed:                   Date:           , 2000
        ----------------            -----------------       ----------

NOTE: (Please sign above exactly as the shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)